UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 15, 2013

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Throughout this document, AT&T Inc. is referred to as “AT&T.” On May 15, 2013, AT&T closed its sale of £1,000,000,000 principal amount of its 4.250% Global Notes due 2043 (the “Notes”) (equivalent in total to approximately U.S.$1,560,500,000 based on the May 8, 2013 exchange rate), pursuant to the Underwriting Agreement dated May 8, 2013 (the “Underwriting Agreement”), among AT&T and Barclays Bank PLC, Merrill Lynch International, The Royal Bank of Scotland plc, Lloyds TSB Bank plc, CastleOak Securities, L.P., Samuel A. Ramirez & Company, Inc., Muriel Siebert & Co., Inc. and The Williams Capital Group, L.P. as the several Underwriters. The Notes were issued pursuant to that certain Indenture dated as of May 15, 2013 between AT&T and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-187350) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement and the form of Note are filed as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d) Exhibits

1.1	Underwriting Agreement, dated May 8, 2013

4.1	Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	Form of Global Note due 2043

5.1	Opinion of Mr. Wayne Watts, Senior Executive Vice President and General Counsel, AT&T Inc. as to the validity of the Notes

23.1	Consent of Mr. Wayne Watts, Senior Executive Vice President and General Counsel, AT&T Inc. (included in Exhibit 5.1)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: May 15, 2013	By:	/s/ Paul W. Stephens
Paul W. Stephens
Senior Vice President and Controller